UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

OPHTHOTECH CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 19th Floor
New York, New York 10119
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 845-8200

 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on June 8, 2016 (the “Original Filing”) by Ophthotech Corporation (the “Company”). The Original Filing reported, among other items, the final voting results of the Company’s Annual Meeting of Stockholders held on June 2, 2016 (the “Annual Meeting”). The sole purpose of this amendment is to disclose, as required by U.S. Securities and Exchange Commission regulations, the Company’s decision regarding the frequency of future shareholder advisory votes on the compensation of its named executive officers. Other than as set forth in Item 5.07 below, no other disclosure in the Original Filing is amended by this Form 8-K/A.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As reported in the Original Filing, at the Annual Meeting, in accordance with the recommendation of the Board of Directors, the Company’s stockholders recommended, by advisory vote, a one-year frequency of future advisory votes on the compensation of the Company’s named executive officers. In accordance with these results and its previous recommendation, the Board of Directors determined that future advisory votes on named executive officer compensation will be held every year until the next required advisory vote on the frequency of shareholder votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPHTHOTECH CORPORATION

Date: March 31, 2017	By:	/s/ Glenn P. Sblendorio
Glenn P. Sblendorio
President, Chief Financial Officer and Treasurer